Exhibit 99.2
Foundry Networks, Inc.
Frequently Asked Questions

Company Confidential – Internal Use Only	Page 1	July 2008

In connection with the proposed transaction, Brocade and Foundry will be filing documents with the SEC, including the filing by Foundry of a proxy statement/prospectus and by Brocade of a registration statement on Form S-4 that includes the proxy statement/prospectus. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy/prospectus when they become available because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Foundry Investor Relations at (408) 207-1399. Investors and security holders may obtain free copies of the documents filed with the SEC on Brocade’s website at www.brcd.com or Foundry’s website at www.foundrynet.com/company/ir/ or the SEC’s website at www.sec.gov.
Foundry and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Foundry in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Foundry is also included in Foundry’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2008.
This presentation may include forward-looking statements regarding Foundry’s business outlook. These forward-looking statements are only predictions and involve risks and uncertainties such that actual results may vary significantly. These and other risks are set forth in more detail in Foundry’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. These forward-looking statements reflect beliefs, estimates and predictions as of today, and Foundry expressly assumes no obligation to update any such forward-looking statements.

Company Confidential – Internal Use Only	Page 2	July 2008

HR FAQs
FOUNDRY NETWORKS’ EMPLOYEES

#	Foundry Networks FAQs

1	Can you guarantee that I will have a job and Brocade won’t lay us off?

	▪	A key reason for the acquisition is Foundry’s talent. And as such, the intention is that everyone will have a job.
	▪	There may be a few areas where duplication may exist which will be evaluated to complete a smooth and thorough integration.

2	Where can I get more information? Who can I contact if I have question?

	▪	Talk to your manager or department Executive.
	▪	Send an email to: AskHR@foundrynet.com

3	Do you plan to retain all of Foundry’s senior executive team?

	▪	Key personnel decisions still need to be made.
	▪	Decisions will be made through the integration process, with expectations of final decisions to be made by the close of the acqusition.

4	What are the changes to Foundry’s Board of Directors?

	▪	Decisions still need to be made.

5	Will you retain Foundry’s existing facilities?

	▪	Yes, we expect to maintain all existing Foundry facilities for the near future.

6	I know someone at Brocade, can I call them to discuss the acquisition?

	▪	Until the deal closes we should continue to operate as two separate companies. Foundry employees should not solicit or initiate contact with known Brocade employees regarding Brocade employment opportunities. Please reference the “Rules of Engagement” for more information on integration protocol.

7	What happens to my benefits?

	▪	During this period and until the deal closes there are no changes anticipated to your existing benefit coverage. Upon close, more information will be communicated as to the integration and transition of all benefit plans and offerings.

Company Confidential – Internal Use Only	Page 3	July 2008

#	Foundry Networks FAQs

8	What happens to my stock?

	▪	Until the deal closes, you will continue to vest under the Foundry stock plan.
	▪	More information will be provided upon close regarding the treatment of stock.

9	How do the cultures of the two companies compare?

	▪	Both companies share a passion for innovation and a commitment to developing and delivering customer-driven solutions.
	▪	We will be focused on building a single company with a unified team.

10	What do you anticipate the reaction will be of the employees at both companies regarding the deal?

	▪	We anticipate that both companies will view this deal as a positive move as it creates a stronger company capable of going after signifcant new market opportunities.

11	Foundry engineering prides themselves in having the freedom to be creative and innovative. Will this philosophy change as a result of the acquistion?

	▪	Brocade’s Engineering Vision is to build a world class team and best in class processes to deliver products that exceed our customer’s expectations while fueling Brocade’s growth. With Foundry joining the Brocade Engineering team, we create a combination that provides additional opportunities for personal and professional growth.

12	What are Brocade’s core values?

	▪	Each employee at Brocade plays a critical role in helping to build our ongoing success. Leaders and managers are responsible for providing an environment that encourages employees to contribute, learn, grow, and be recognized. Individually, each of us has the opportunity to leverage our contribution toward optimal performance, to take responsibility for our actions, accountability for our performance, and ownership of our development. Brocade’s systemic investment in its people is based on the Brocade core competencies and a career stages model that defines the desired people skills, behaviors, and career transitions to drive our business performance.

Brocade’s core competencies are:

		▪	Integrity & Trust
		▪	Intellectual Horsepower
		▪	Functional/Technical Skills
		▪	Customer Focus
		▪	Business & Financial Acumen
		▪	Planning & Organizing
		▪	Organizational Agility
		▪	Drive for Results
		▪	Straight Talk/Communication
		▪	People Development
		▪	Teamwork

Company Confidential – Internal Use Only	Page 4	July 2008